Filed pursuant to Rule 424(b)(2)

Registration No. 333-155051

Prospectus Supplement

(To Prospectus dated December 12, 2008)

$50,000,000

Common stock

We have entered into a distribution agreement with J.P. Morgan Securities Inc. (“J.P.Morgan”), relating to shares of our common stock, par value $0.10 per share.

Under the distribution agreement, we may offer and sell up to 1,600,000 shares of our common stock having an aggregate offering price of up to $50 million from time to time through J.P.Morgan, as our distribution agent. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Global Market (“NASDAQ”) at market prices or as otherwise agreed by us and J.P.Morgan.

Under the distribution agreement, we also may sell shares of common stock to J.P.Morgan, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to J.P.Morgan as principal, we will enter into a separate terms agreement with J.P.Morgan, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

Our common stock is listed on NASDAQ under the symbol “AFAM.” The closing price of our common stock on NASDAQ on August 4, 2009 was $31.59 per share.

Investing in our common stock involves a high degree of risk. See “Risk factors” beginning on page S-7 of this prospectus supplement, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference herein, and risks described in the other documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

J.P.Morgan will receive from us a commission of 2.5% of the gross sales price per share for any shares sold through it as our distribution agent under the distribution agreement. Subject to the terms and conditions of the distribution agreement, J.P.Morgan will use its commercially reasonable efforts to sell on our behalf any shares to be offered by us under the distribution agreement.

J.P.Morgan

August 5, 2009

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide to you. We have not, and J.P.Morgan has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and J.P.Morgan is not, making an offer to sell these shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide to you is accurate only as of the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Table of contents

Prospectus supplement

Page
About this prospectus supplement	S-1
Cautionary note regarding forward-looking statements	S-2
Summary	S-4
The offering	S-6
Risk factors	S-7
Use of Proceeds	S-9
Price range of common stock and dividend policy	S-9
Description of our common stock	S-9
Material U.S. federal income tax considerations for non U.S. Holders of our common stock	S-10
ERISA disclosure	S-12
Plan of Distribution	S-13
Legal Matters	S-14
Incorporation of certain information by reference	S-14

Prospectus

Page
About this Prospectus	3
The Company	4
Risk Factors	4
Forward-Looking Statements	5
Ratio of Earnings to Fixed Charges	5
Use of Proceeds	6
Description of Capital Stock	6
Description of the Warrants	9
Description of the Debt Securities	10
Selling Stockholders	17
Plan of Distribution	18
Legal Matters	20
Experts	21
Where You Can Find More Information	21

S-i

About this prospectus supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock. The second part is the accompanying prospectus, which provides general information about us and our securities, some of which may not apply to the common stock that we are currently offering.

Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the caption “Where You Can Find More Information” in the accompanying prospectus before investing in our common stock.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, the terms “Company,” “we,” “us” and “our” refer to Almost Family, Inc. and its consolidated subsidiaries.

Cautionary note regarding forward-looking statements

This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, you can identify these statements because they use words like “anticipates,” “believes,” “expects,” “future,” “intends,” “plans,” “project” and similar terms. These statements are only our current expectations. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties and risks, including the risks described or incorporated by reference in this prospectus supplement and the accompanying prospectus and other unforeseen risks, some of which are beyond our control. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement, the accompanying prospectus or the incorporated documents.

Before you invest in our common stock, you should be aware that the occurrence of the events described in the risk factors and elsewhere in this prospectus supplement and in the documents incorporated by reference herein could negatively impact our business, operating results, financial condition and stock price. Our actual results could differ materially from these forward-looking statements due to numerous factors, including, without limitation, the following:

•	enactment of currently proposed health care reform legislation;
•	changes in Medicare reimbursement levels, including, if enacted, those changes outlined in President Obama’s proposed budget for the Federal 2010 fiscal year;
•	changes in Medicaid reimbursement levels;
•	general economic and business conditions;
•	demographic changes;
•	changes in, or failure to comply with, existing governmental regulations;
•	effects of competition in the markets in which the Company operates;
•	liability and other claims asserted against the Company;
•	ability to attract and retain qualified personnel;
•	availability and terms of capital;
•	loss of significant contracts or reduction in revenues associated with major payor sources;
•	ability of customers to pay for services;
•	business disruption due to natural disasters or terrorist acts;
•	ability to successfully integrate the operations of acquired businesses and achieve expected synergies and operating efficiencies from acquisitions, in each case within expected time frames or at all;
•	significant deterioration in economic conditions and significant market volatility;
•	effect on liquidity of the Company’s financing arrangements;
•	changes in estimates and judgments associated with critical accounting policies and estimates; and
•	other risk factors included in this prospectus supplement under “Risk factors” or from time to time found in our filings with the Securities and Exchange Commission.

Other factors besides those listed here may also adversely affect us and may be material to us. Consequently, the forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement reflect our views and assumptions only as of the date of this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

Summary

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This is not intended to be a complete description of the matters covered in this prospectus supplement and the accompanying prospectus and is subject, and qualified in its entirety by reference, to the more detailed information and financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

Almost Family, Inc.

We are a leading, regionally-focused provider of home health services. We were incorporated in Delaware in 1985. Through a predecessor merged into the Company in 1991, we have been providing health care services, primarily home health care, since 1976. On January 31, 2000, we changed the Company’s name to Almost Family, Inc. from Caretenders® HealthCorp.

Our business operates in two segments: Visiting Nurse, or VN, which provides skilled nursing, and physical, occupational and speech therapy services primarily to Medicare beneficiaries and which accounted for 81.4% of our revenues in 2008; and Personal Care, or PC, which provides custodial and personal care services primarily to Medicaid beneficiaries and which accounted for 18.6% of our revenues in 2008. We operate 101 locations in three geographic clusters: the Southeast, the Midwest and the Northeast. We have grown net service revenues, net income from continuing operations and earnings per share from continuing operations significantly over the last three years through a series of acquisitions and organic growth.

Our corporate offices are located at 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky 40223, and our telephone number is (502) 891-1000. Our Internet address is http://www.almostfamily.com. We are not including the information on our website as part of, or incorporating it by reference into, this prospectus supplement.

Recent developments

On August 5, 2009, we announced our results of operations for the second quarter of 2009. The following is a brief summary of our results of operations for the second quarter of 2009.

On a consolidated basis, our second quarter 2009 net service revenues increased about 54% to approximately $75 million compared to $49 million in the second quarter of 2008. Organic revenue growth was approximately $12 million or approximately 46% of our growth, while acquisitions provided the balance of the increase at approximately $14 million.

Operating income as a percent of revenues decreased to 13.4% in the second quarter of 2009 versus 13.7% in 2008 due mainly to continued VN segment margin pressures from an effective Medicare rate freeze, unfavorable workers compensation experience, acquisition costs incurred in 2009 and favorable bad debt experience in 2008. The quarter ended June 30, 2009 included approximately $260,000 of expensed transaction costs related to acquisitions that would have been included with capitalized acquisition costs under accounting rules prior to 2009.

Interest expense was incurred on funds borrowed to finance our acquisitions. Borrowings (other than letters of credit) under the credit facility are at either the bank’s prime rate plus a margin (ranging from 0.00% to 1.00%, currently 0.25%) or LIBOR plus a margin (ranging from 1.60% to 2.60%, currently 1.85%). The weighted average prime rated based interest rates were 3.50% and 4.00% for the quarters ended June 30, 2009 and 2008, respectively. The weighted average LIBOR rate was 2.28% for the second quarter of 2009.

The effective income tax rate from continuing operations was approximately 39.0% in 2009 and 40.0% in 2008.

Net income from continuing operations for the second quarter of 2009 was $6.0 million or $0.71 per diluted share compared to $3.9 million or $0.50 per diluted share in 2008. The expensed acquisition costs of $260,000 lowered diluted earnings per share by $0.02 in the second quarter of 2009.

The offering

Issuer	Almost Family, Inc.
Common stock offered	Up to 1,600,000 shares of our common stock having an aggregate offering price of up to $50 million.
Common stock outstanding	On July 31, 2009, there were 8,178,739 shares of our common stock outstanding.
Use of proceeds	We will use the proceeds from this offering for general corporate purposes which may include repayment of indebtedness. See “Use of proceeds.”
Dividends	We do not anticipate issuing dividends on our common stock in the foreseeable future.
Risk factors

Investing in our common stock involves a high degree of risk. Potential investors are urged to consider the risk factors relating to an investment in our common stock described in “Risk factors” in this prospectus supplement, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which are incorporated herein by reference, and the risk factors described in our other documents incorporated by reference herein. The risk factors in our Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 address, among other matters, the potential effects of enactment of currently proposed health care reform legislation and changes in Medicare reimbursement levels, including, if enacted, those changes outlined in President Obama’s proposed budget for the Federal 2010 fiscal year on us.

NASDAQ trading symbol	“AFAM.”

Transfer agent and

registrar	Registrar & Transfer Company

Risk factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks or other factors, and you may lose all or part of your investment.

The price of our common stock may be volatile and this may adversely affect our stockholders.

The price at which our common stock trades may be volatile. The stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices of securities, particularly securities of health care companies. The market price of our common stock may be influenced by many factors, including:

•	our operating and financial performance;
•	variances in our quarterly financial results compared to expectations;
•	the depth and liquidity of the market for our common stock;
•	future sales of common stock or the perception that sales could occur;
•	investor perception of our business and our prospects;
•	strategic actions by us or our competitors, such as acquisitions or restructurings;
•	developments relating to litigation or governmental investigations;
•	changes or proposed changes in health care laws or regulations or enforcement of these laws and regulations, or announcements relating to these matters; or
•	general economic and stock market conditions.

In addition, the stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of health care provider companies. These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their respective securities. We may become involved in this type of litigation in the future. Litigation of this type is often expensive to defend and may divert our management team’s attention as well as resources from the operation of our business.

We do not anticipate paying dividends on our common stock in the foreseeable future, and you should not expect to receive dividends on shares of our common stock.

We do not pay dividends and intend to retain all future earnings to finance the continued growth and development of our business. In addition, we do not anticipate paying cash dividends on our common stock in the foreseeable future. Any future payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors.

Our board of directors may use anti-takeover provisions or issue stock to discourage control contests.

We have implemented anti-takeover provisions or provisions that could have an anti-takeover effect, including advance notice requirements for director nominations and stockholder proposals. These provisions, and others that the board of directors may adopt hereafter, may discourage offers to acquire us and may permit our board of directors to choose not to entertain offers to purchase us, even if such offers include a substantial premium to the market price of our stock. Therefore, our stockholders may be deprived of opportunities to profit from a sale of control.

Our common stock is an equity security and is, in effect, junior to our existing and future indebtedness.

Our common stock is an equity security. Shares of our common stock will, in effect, rank junior to all of our indebtedness, any preferred stock that we may issue in the future, and to other non-equity claims on us and our assets available to satisfy claims on us. Our existing and future indebtedness may restrict payment of dividends on our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We may issue shares of our common stock with an aggregate sales price of up to $50 million in connection with the distributions contemplated by this prospectus supplement. In addition, we are not restricted from issuing additional shares of our common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering or the perception that such sales could occur.

The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on NASDAQ.

The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on NASDAQ. These conditions may result in (1) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our common stock and (2) sales of substantial amounts of our common stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance. The overall weakness in the economy and the current financial crisis have recently contributed to the extreme volatility of the markets, including the market price of our common stock.

Use of proceeds

We will use the proceeds from this offering for working capital and general corporate purposes, which may include repayment of indebtedness and acquisitions. We entered into a $75 million credit facility with JPMorgan Chase Bank, N.A., as Administrative Agent, J.P.Morgan, as Sole Bookrunner and Sole Lead Arranger, and other lender parties on July 15, 2008. Borrowings (other than letters of credit) under the credit facility are at either the bank's prime rate plus a margin (ranging from 0.00% to 1.00%, currently 0.25%) or LIBOR plus a margin (ranging from 1.60% to 2.60%, currently 1.85%). Loans under this facility mature on July 15, 2011. As of June 30, 2009, $25,555,472 was outstanding under this facility.

Price range of common stock and dividend policy

Our common stock is traded on NASDAQ under the symbol “AFAM.” The following table sets forth the high and low sales prices per share of our common stock as reported on NASDAQ from January 3, 2007 through August 4, 2009.

	Common stock	Common stock
	High	Low
Fiscal Year 2007
First Quarter	$26.17	$18.03
Second Quarter	24.94	17.29
Third Quarter	19.53	14.22
Fourth Quarter	22.21	17.32
Fiscal Year 2008
First Quarter	$22.48	$18.67
Second Quarter	27.07	17.00
Third Quarter	45.87	25.77
Fourth Quarter	51.47	33.11
Fiscal Year 2009
First Quarter	$47.32	$15.10
Second Quarter	31.61	20.40
Third Quarter (through August 4, 2009)	32.37	21.90

The foregoing table shows only historical comparisons. These comparisons may not provide meaningful information to you in determining whether to purchase shares of our common stock. You are urged to obtain current market quotations for our common stock and to review carefully the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

On August 4, 2009, the closing price of our common stock was $31.59 per share. There were 8,178,739 shares of our common stock outstanding and 374 holders of our common stock as of July 31, 2009.

No cash dividends have been paid by us during the periods indicated above. Any future determination to pay cash dividends will be at the discretion of our board of directors, subject to applicable limitations under Delaware law, and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

Description of our common stock

See “Description of capital stock” in the accompanying prospectus for a description of our common stock. The transfer agent and registrar for our common stock is Registrar & Transfer Company.

Material U.S. federal income tax considerations for

non-U.S. Holders of our common stock

The following is a general discussion of the material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock applicable to non-U.S. Holders who acquire such shares in this offering and hold such shares as a capital asset (generally, property held for investment). For purposes of this discussion, a “non-U.S. Holder” generally means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a partnership and is not: (a) a citizen or individual resident of the United States, (b) a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (d) trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. Holder in light of that non-U.S. Holder’s individual circumstances, nor does it address any aspects of U.S. federal estate and gift, state, local, or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. Holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, controlled foreign corporations, passive foreign investment companies, non-U.S. Holders that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment, and certain U.S. expatriates. Each prospective non-U.S. Holder is urged to consult its tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the ownership, sale, or other disposition of our common stock.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our common stock should consult their tax advisor as to the particular U.S. federal income tax consequences applicable to them.

Dividends

In general, any distributions that we may make to a non-U.S. Holder with respect to its shares of our common stock that constitutes a dividend for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. Holder provides proper certification of its eligibility for such reduced rate. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated first as reducing the adjusted basis in the non-U.S. Holder’s shares of our common stock dollar for dollar and, to the extent that such distribution exceeds the adjusted basis in the non-U.S. Holder’s shares of our common stock, as capital gain from the sale or exchange of such shares.

Any dividends that we pay to a non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a permanent establishment or fixed base within the United States) generally will not be subject to U.S. withholding tax, as described above, if the non-U.S. Holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. Holder were a resident of the United States. Dividends received by a foreign corporation that are effectively connected with its conduct of a trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

Gain on sale or other disposition of common stock

In general, a non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. Holder’s shares of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. Holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or fixed base of such non-U.S. Holder);

•	the non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or
•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. Holder’s holding period for its shares of our common stock.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. Holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. Holder who is subject to U.S. federal income tax because the non-U.S. Holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which gain may be offset by U.S. source capital losses of such non-U.S. Holder, if any.

We do not believe that we are and we do not anticipate becoming a USRPHC. However, even if we are or were to become a USRPHC, a non-U.S. Holder who at no time directly, indirectly, or constructively owned more than 5% of the shares of our common stock generally would not be subject to U.S. federal income tax on the disposition of such shares of common stock, provided that our common stock was regularly traded on an established securities market within the meaning of the applicable Treasury regulations.

Backup withholding, information reporting and other reporting requirements

We must report annually to the Internal Revenue Service, and to each non-U.S. Holder, the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. Holder resides or is established.

A non-U.S. Holder will generally be subject to backup withholding for dividends on our common stock paid to such holder, unless such holder certifies under penalties of perjury that, among other things, it is a

non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person), or such holder otherwise establishes an exemption.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. Holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. Holder sells or otherwise disposes of its shares of our common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. Holder to the Internal Revenue Service and also backup withhold on that amount, unless such non-U.S. Holder provides appropriate certification to the broker of its status as a non-U.S. person or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person). Information reporting (but generally not backup withholding) will also apply if a non-U.S. Holder sells its shares of our common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. Holder is a non-U.S. person and certain other conditions are satisfied, or such non-U.S. Holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder can be credited against the non-U.S. Holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

ERISA disclosure

Our common stock may be acquired and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or by an individual retirement account or other plan subject to Section 4975 of the Code. A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of our common stock is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any laws that are similar to the prohibited transaction provisions of ERISA or the Code, must also determine that its purchase and holding of our common stock does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or any applicable similar law. Each holder of our common stock who is subject to Section 406 of ERISA, Section 4975 of the Code or any similar law (“Plan Investor”) will be deemed to have represented by its acquisition and holding of our common stock that its acquisition and holding of our common stock does not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any applicable similar law. The sale of common stock to any Plan Investor is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan Investors generally or any particular Plan Investor, or that such an investment is appropriate for Plan Investors generally or any particular Plan Investor.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan Investor, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any similar laws to such investment.

Plan of distribution

We have entered into a distribution agreement with J.P. Morgan Securities Inc. (“J.P.Morgan”), an affiliate of JPMorgan Chase Bank, N.A., under which we may issue and sell from time to time up to 1,600,000 shares of our common stock having an aggregate offering price of up to $50 million through J.P.Morgan. Sales of the shares of our common stock, if any, will be made by means of ordinary brokers’ transactions on NASDAQ at market prices and such other transactions as agreed upon by us and J.P.Morgan. As agent, J.P.Morgan will not engage in any transactions that stabilize our common stock.

J.P.Morgan will offer common stock subject to the terms and conditions of the distribution agreement on a daily basis or as otherwise agreed upon by us and J.P.Morgan. We will designate the maximum amount of common stock to be sold through J.P.Morgan on a daily basis or otherwise determine such maximum amount together with J.P.Morgan. Subject to the terms and conditions of the distribution agreement, J.P.Morgan will use its commercially reasonable efforts to sell on our behalf all of the designated shares of our common stock. We may instruct J.P.Morgan not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. J.P.Morgan will not be obligated to use reasonable efforts to sell shares at any price below the designated price. We or J.P.Morgan may suspend the offering of our common stock under the distribution agreement upon proper notice and subject to other conditions.

J.P.Morgan will receive from us a commission equal to 2.5% of the gross sales price per share for any shares of common stock sold through them as our distribution agent under the distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have agreed to reimburse J.P.Morgan for certain of its expenses in certain circumstances.

J.P.Morgan will provide written confirmation to us following the close of trading on NASDAQ each day in which shares of common stock are sold by it for us under the distribution agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share and the net proceeds to us.

Settlement for sales of shares of our common stock will occur, unless the parties agree otherwise, on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the distribution agreement, we also may sell shares of our common stock to J.P.Morgan, as principal of its own account, at a price agreed upon at the time of sale. If we sell shares to J.P.Morgan as principal, we will enter into a separate terms agreement with J.P.Morgan, and we will describe such agreement in a separate prospectus supplement or pricing supplement.

We will report in a prospectus supplement and/or our filings under the Securities Exchange Act of 1934 at least quarterly the number of shares of our common stock sold through J.P.Morgan under the distribution agreement, the net proceeds to us and the compensation paid by us to J.P.Morgan in connection with the sales of our common stock.

In connection with the sale of common stock on our behalf, J.P.Morgan may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the compensation paid to J.P.Morgan may be deemed to be underwriting commissions or discounts. We have agreed in the distribution agreement to provide indemnification and contribution to J.P.Morgan against certain civil liabilities, including liabilities under the Securities Act.

In the ordinary course of their business, J.P.Morgan and/or its affiliates have in the past performed, and may continue to perform, investment banking, broker dealer, financial advisory or other services for us, for which they have received, or may receive separate fees. J.P.Morgan, or its affiliates, is lead arranger, administrative agent and a lender under our credit facility. They may receive a portion of the proceeds from the sale of our common stock hereunder in the event, and to the extent, that such proceeds are used to repay borrowings under our credit facility.

If either J.P.Morgan or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934 are not satisfied, the party will promptly notify the other and sales of common stock under the distribution agreement and any terms agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of J.P.Morgan and us.

The offering of shares of our common stock pursuant to the distribution agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agreement and (2) the termination of the distribution agreement by us or by J.P.Morgan.

We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to J.P.Morgan under the distribution agreement, will be approximately $250,000.

Legal matters

The validity of our common stock offered hereby will be passed upon for us by Frost Brown Todd LLC, Louisville, Kentucky. Certain legal matters will be passed upon for J.P.Morgan by Simpson Thacher & Bartlett LLP, New York, New York.

Incorporation of certain information by reference

We have filed a registration statement on Form S-3 under the Securities Act relating to the common stock to be sold in this offering. This prospectus supplement, which constitutes a part of that registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement and its exhibits and schedules for further information with respect to us and our common stock.

We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we have sold all of the securities to which this prospectus supplement relates. Any statement in a document incorporated by reference is an important part of this prospectus supplement. Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement, free writing prospectus or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.

This prospectus specifically incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us.

•	Our annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2008;
•	Our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009;
•	Our Current Reports on Form 8-K filed with the SEC on August 4, 2008, October 16, 2008 and August 5, 2009 (Item 1.01); and

•

The description of our common stock which appears in our registration statement for the registration of our common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed to update the description therein.

PROSPECTUS

ALMOST FAMILY, INC.

$150,000,000

Common Stock

Series Preferred Stock

Warrants

Debt Securities

500,000 Shares of Common Stock

We from time to time may offer common stock, preferred stock, warrants to purchase common stock or preferred stock, and debt securities for an aggregate initial offering price of up to $150 million. In addition, the selling stockholders named in this prospectus may from time to time sell up to 500,000 shares of our common stock. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company.

We may sell any combination of these securities in one or more offerings, for an aggregate initial offering price of up to $150 million. The selling stockholders may sell up to 500,000 shares of our common stock in one or more offerings. We will not receive any proceeds from sales made by the selling stockholders. We or the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis, in one or more offerings.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in one ore more supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the NASDAQ Global Market under the symbol “AFAM.”

Investing in our securities involves risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2008.

Table of Contents

About this Prospectus                                                                                                               3

The Company                                                                                                                              4

Risk Factors                                                                                                                                 4

Forward-Looking Statements                                                                                                   5

Ratio of Earnings to Fixed Charges                                                                                         5

Use of Proceeds                                                                                                                         6

Description of Capital Stock                                                                                                    6

Description of the Warrants                                                                                                     9

Description of the Debt Securities                                                                                         10

Selling Stockholders                                                                                                                 16

Plan of Distribution                                                                                                                   18

Legal Matters                                                                                                                             20

Experts                                                                                                                                         21

Where You Can Find More Information                                                                               21

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings and the selling shareholders may, from time to time, sell up to 500,000 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of these securities. Each time we or the selling stockholders sell securities described in this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities. We will not receive any proceeds from any sales made by the selling stockholders.

You should read carefully this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, the terms “Company,” “we,” “us” and “our” mean Almost Family, Inc. and, unless the context otherwise requires, all subsidiaries included in our consolidated financial statements.

THE COMPANY

Overview

Almost Family, Inc. and subsidiaries (collectively "Almost Family") is a leading, regionally focused provider of home health services. We have service locations in Florida, Kentucky, Ohio, Connecticut, Massachusetts, Alabama, Indiana, Illinois and Missouri (in order of revenue significance).

We were incorporated in Delaware in 1985. Through a predecessor merged into the Company in 1991, we have been providing health care services, primarily home health care, since 1976. On January 31, 2000, we changed the Company’s name to Almost Family, Inc. from Caretenders HealthCorp.

The Company has two reportable segments, Visiting Nurse (“VN”) and Personal Care (“PC”). Our VN services consist primarily of the provision of skilled in-home medical services to patients in need of short-term recuperative health care. A majority of our patients receive this care immediately following a period of hospitalization or care in another type of in-patient facility. Our PC segment services are also provided in patients’ homes. These services (generally provided by para-professional staff such as home health aides) are generally of a custodial rather than skilled nature.

Our Company is highly dependent on government reimbursement programs which pay for the majority of the services we provide to our patients. Reimbursement under these programs, primarily Medicare and Medicaid, is subject to frequent changes as policy makers balance constituents’ needs for health care services within the constraints of the specific government’s fiscal budgets.

Our future success depends on our ability to execute our business plan. Our business plan provides for us to do the following over the next three to five years:

•	Generate meaningful same store sales growth through the focused provision of high quality services and attending to the needs of our patients;

•	Expand the significance of our Visiting Nurse, Medicare-based, home health services by selectively acquiring other quality providers, and through the startup of new agencies; and

•	Expand our capital base through both earnings performance and by seeking additional capital investments in our Company.

Over the next three to five years we will actively seek to acquire quality providers of Medicare-certified home health services. We may consider acquisitions of businesses that provide health care services similar to those we currently offer in our Personal Care segment but we expect most of our acquisition activity to be focused on Visiting Nurse operations. During 2008, the Company acquired 10 visiting nurse branch locations. During 2007 the Company acquired 5 visiting nurse branch locations. During 2006, the Company acquired 24 visiting nurse branch locations, one of which was essentially a startup operation.

Our corporate offices are located at 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky 40223, and our telephone number is (502) 891-1000. General information, financial news releases and filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports are available free of charge on our website at www.almostfamily.com. We are not including the information on our website as part of, or incorporating it by reference into, this prospectus.

For additional information concerning our business and affairs, please refer to the documents incorporated by reference that are listed under the caption “Where You Can Find More Information.”

RISK FACTORS

Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, incorporated by reference herein, including, without limitation, our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2007. For more information see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated or deemed to be incorporated by reference are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein or in the documents incorporated or deemed to be incorporated by reference herein (including without limitation statements to the effect that we or our management “estimates,” “expects,” “anticipates,” “plans,” “believes,” “projects,” “continues,” “may,” or “will” or statements concerning “potential” or “opportunity” or variations thereof or comparable terminology or the negative thereof) that are not statements of historical fact should be construed as forward-looking statements. Forward-looking statements are based upon the Company's current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following:

•	general economic and business conditions;
•	demographic changes;
•	changes in, or failure to comply with, existing governmental regulations;
•	legislative proposals for healthcare reform;
•	changes in Medicare and Medicaid reimbursement levels, including a possible cut in the 2008 “market basket” increase in home health reimbursement;
•	effects of competition in the markets in which the Company operates;
•	liability and other claims asserted against the Company;
•	ability to attract and retain qualified personnel;
•	availability and terms of capital;
•	loss of significant contracts or reduction in revenues associated with major payer sources;
•	ability of customers to pay for services;
•	business disruption due to natural disasters or terrorist acts;
•

ability to successfully integrate the operations of acquired businesses and achieve expected synergies and operating efficiencies from the acquisition, in each case within expected time-frames or at all;

•	significant deterioration in economic conditions and significant market volatility;
•	effect on liquidity of the Company's financing arrangements; and,
•	changes in estimates and judgments associated with critical accounting policies and estimates.

For a detailed discussion of these and other factors and uncertainties that could cause the Company's actual results to differ materially and adversely from the results contemplated by the forward-looking statements, please refer to the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, any risk factors set forth in our other filings with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, incorporated by reference herein and elsewhere in this prospectus or in any prospectus supplement or amendment to this prospectus. Forward-looking statements are applicable only as of the dates of such statements. You should not put undue reliance on any forward-looking statements. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances occurring after the date of such statements.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges because we have not issued any preferred stock. The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated are as follows:

	Fiscal Year Ended					Nine Months Ended September 30, 2008
	December 31, 2003	December 31, 2004	December 31, 2005	December 31, 2006	December 31, 2007
Ratio of earnings to fixed charges (1)	1.9	5.8	8.2	11.7	9.8	13.7

(1)

For purposes of computing the ratio of earnings to fixed charges, (a) earnings consist of pretax income from continuing operations plus fixed charges and (b) fixed charges consist of interest expense including the amortization of debt issuance expense and the interest portion of rental expense.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds to us from the sale of securities offered by us under this prospectus will be used for general corporate purposes and working capital requirements. We may also use all or a portion of the net proceeds to fund possible investments in, and acquisitions of, companies, businesses, partnerships, minority investments, products or technologies. Currently, there are no commitments or agreements regarding such acquisitions or investments. Pending the ultimate use of the proceeds, we intend to invest the net proceeds in money market funds, commercial paper and governmental and non-governmental debt securities with maturities generally up to one year.

We will not receive any proceeds from the sale of securities by selling stockholders, except to the extent that shares of common stock held in an escrow account are sold and the proceeds thereof are paid to us from the escrow account to satisfy an indemnification claim or claims against the selling stockholders. See “Selling Stockholders.”

DESCRIPTION OF CAPITAL STOCK

As of November 5, 2008, our authorized capital stock consists of 25,000,000 shares of common stock, $0.10 par value, and 2,000,000 shares of Series Preferred Stock, $0.05 par value. The following is a summary of the material provisions of the common stock and the preferred stock contained in our certificate of incorporation and bylaws. For greater detail about our capital stock, please refer to our certificate of incorporation and bylaws that are filed as exhibits to the registration statement that includes the prospectus.

Common stock

As of November 5, 2008, there were approximately 8,139,002 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.

Series Preferred stock

As of November 5, 2008, there were no shares of preferred stock outstanding.

Undesignated preferred stock

Pursuant to our certificate of incorporation, our board of directors has the authority without further action by our stockholders, to issue one or more additional series of preferred stock. Our board of directors has the authority to fix the number of shares of any series of preferred stock and to determine the designation of any such series. The board of directors is also authorized to determine and alter the powers, rights, preferences and privileges and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock. In addition, within the limitations or restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, the board of directors has the authority to increase or decrease, but not below the number of shares of such series then outstanding, the number of shares of any series subsequent to the issue of shares of that series.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control without further action by our stockholders and may adversely affect the market price of, and the voting and other rights of, the holders of our common stock.

The prospectus supplement with respect to any issuance of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•

the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•

the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Preferred stock, if any, will be fully paid and nonassessable upon issuance.

Delaware Law and Certain Provisions of Our Certificate of Incorporation and Bylaws

Delaware law and our certificate of incorporation and bylaws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of us. In addition, provisions of our certificate of incorporation and bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders.

Delaware Section 203

We are subject to the business combination statute of Delaware law, Section 203. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained this status with the approval of the board or unless the business combination was approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years owned, 15% or more of the corporation’s voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than thirty days before the scheduled date of the annual meeting regardless of any postponement, deferral or adjournment of that meeting to a later date. The bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized But Unissued Shares

Authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. In addition, the authorization of undesignated preferred stock makes it possible for our board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

Term; Filling Vacancies

Our certificate of incorporation and bylaws provide for a board consisting of a number of directors as fixed by a resolution of the board from time to time. Each director holds office until the next annual meeting of the stockholders and until the director’s successor has been duly elected and qualified or until such director’s earlier resignation, removal from office or death. Vacancies on our board (including vacancies created by an increase in the number of directors) may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board (and not by the stockholders). This provision could prevent a stockholder from obtaining majority representation on the board by enlarging our board and filling the new directorships with its own nominees.

Action by Written Consent of Stockholders

Our bylaws provide that stockholders may act by written consent of the holders of not less than 80% of the votes entitled to be cast. This 80% majority requirement could make it more difficult for stockholders to initiate actions that are opposed by our board. In addition, the inability of stockholders to act by written consent may make it more difficult to change our board and management.

Limitation of Liability and Indemnification

Our certificate of incorporation contains provisions relating to the elimination of personal liability of our directors to us or to our stockholders for monetary damages to the full extent permitted by Delaware law. In addition, our bylaws contain provisions that require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. This indemnification would cover all expenses and liabilities reasonably incurred in connection with their services for or on behalf of us.

Stockholder Rights Plan

On February 1, 1999 the Company implemented a stockholder protection rights plan. One right was distributed as a dividend on each share of common stock of the Company held of record as of the close of business on February 16, 1999. Subject to the terms and conditions of the plan, the rights will be exercisable only if a person or group acquires beneficial ownership of 20% or more of the Company’s common stock or announces a tender or exchange offer upon consummation of which, such person or group would beneficially own 20% or more of the common stock of the Company. If the rights are triggered, then each right not owned by the acquiring person or group entitles its holder to purchase shares of Company common stock at the right’s current exercise price, having a value of twice the right’s exercise price. The Company may redeem the rights at any time until the close of business on the tenth business day following an announcement by the Company that an acquiring person or group has become the beneficial owner of 20% or more of the Company’s common stock.

The operation of the stockholder rights plan could make it more difficult for us to be acquired by another company, even if our acquisition is in the best interests of our stockholders. The rights will cause substantial dilution to a person or group that acquires 20% or more of our common stock on terms not approved by the board of directors.

The rights will expire on January 29, 2009 unless extended, earlier redeemed, or exchanged by us.

Transfer agent

The transfer agent for our common stock is Registrar and Transfer Company. Its address is 10 Commerce Drive, Cranford, New Jersey 07016-3572 and its telephone number is (908) 497-2300.

Listing

Our common stock is quoted on the NASDAQ Global Market under the symbol “AFAM.”

DESCRIPTION OF THE WARRANTS

General

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Stock warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Almost Family.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words “Almost Family,” “we,” “us” or “our” refer only to Almost Family, Inc. and not to any of our subsidiaries, unless we otherwise expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•

the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at stated maturity will not be determinable as of any date before stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•

if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions, including whether cash is payable upon conversion;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, or changes or additions to, the events of default provisions;

•	any restrictive covenants that may be applicable to the debt securities;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and paying agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent. We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due, will be repaid to us. Thereafter, the holder may look only to us for such payment.

Events of default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)	we fail to pay principal of or any premium on any debt security of that series when due;

(2)	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)	certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least a 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions governing such debt securities.

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)

the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;

•	adding covenants or events of default;

•	making certain changes to facilitate the issuance of the securities;

•	securing the securities;

•	providing for a successor trustee or additional trustees;

•	curing any ambiguities or inconsistencies;

•	providing for guaranties of, or additional obligors on, the securities;

•	permitting or facilitating the defeasance and discharge of the securities; and

•	other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•

reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

The term “foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No personal liability of directors, officers, employees and stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

SELLING STOCKHOLDERS

Certain stockholders of the Company who acquired shares of our common stock in connection with the Company’s acquisition transactions involving Quality of Life Holdings, Inc. and Apex Home Healthcare Services, LLC were granted registration rights by the Company pursuant to the Registration Rights Agreement between the Company and those stockholders dated October 26, 2007 and March 26, 2008, respectively. These stockholders may exercise their right to sell shares of our common stock from time to time under this registration statement and pursuant to their registration rights agreement. Certain officers and directors of the Company or other holders of our common stock may also sell shares of our common stock. These officers and directors or other holders acquired their shares by means of private placements, the acquisition of another business entity by us, or pursuant to employee stock plans and the exercise of options or rights issued under employee stock plans. The prospectus supplement for any offering of the common stock by selling stockholders will include the following information:

•	The names of the selling stockholders;

•	The nature of any position, office or other material relationship which each selling stockholder has had within the last three years with us or any of our predecessors or affiliates;

•	The number of shares held by each of the selling stockholders before and after the offering;

•	The percentage of the common stock held by each of the selling stockholders before and after the offering; and

•	The number of shares of our common stock offered by each of the selling stockholders.

PLAN OF DISTRIBUTION

By Us

We may sell the securities from time to time in one or more transactions:

•	through one or more underwriters or dealers;

•	directly to purchasers;

•	through agents; and

•	through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices, such as an “at the market offering”; and

•	at negotiated prices.

We will describe the method of distribution of each series of securities in the applicable prospectus supplement.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of the securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

In connection with the offering of certain offered securities, certain persons participating in such offering may engage in transactions that stabilize, maintain or otherwise affect the market prices of such offered securities or our other securities, including stabilizing transactions, syndicate covering transactions and the imposition of penalty bids. Specifically, such persons may overallot in connection with the offering and may bid for and purchase the offered securities in the open market.

All debt securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of debt securities may make a market in the debt securities. However, they are not obligated to make a market and may discontinue market-making activity at any time. No assurance can be given as to the liquidity of the trading market for any debt securities.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

By the Selling Stockholders

The selling stockholders may offer and sell shares directly from time to time. The selling stockholders may transfer, devise or gift shares by other means. Selling stockholders may also resell all or a portion of their shares in open market transactions in reliance upon the available exemptions under the Securities Act, such as Rule 144, provided that such transactions satisfy the requirements of one of these exemptions.

Alternatively, the selling stockholders from time to time may offer shares through brokers, dealers, agents or underwriters. Brokers, dealers, agents or underwriters participating in transactions may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (and, if they act as agent for the purchaser of the shares, from that purchaser). The discounts, concessions or commissions might be in excess of those customary in the type of transaction involved and will be in amounts to be negotiated in connection with the sale.

The selling stockholders and any brokers, dealers or agents who participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, and any profits on the sale of shares by them and any discounts, commissions or concessions received by any broker, dealer or agent might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act and to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In addition, if the selling stockholders are limited liability companies or limited partnerships they may, in the future, distribute their shares to their members or certain other permitted transferees, which may likewise further distribute such shares. Distributed shares may later be sold by such members or other transferees, or by any of their respective distributees.

In order to comply with certain states’ securities laws, if applicable, the shares will be sold in certain jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each sale, subject to certain contractual limitations. The selling stockholders may sell all or a portion of the shares from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the shares by one or more of the following methods:

•	through one or more underwriters or dealers;

•	directly to purchasers;

•	through agents; and

•	through a combination of any of these methods of sale.

In addition, selling stockholders may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made under this prospectus. For example, the selling stockholders may:

•	enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with selling stockholders;

•	sell shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

•

write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;

•

enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

•	loan the shares to a broker, dealer or other financial institution, who may sell the loaned shares.

These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus.

The Exchange Act and the anti-manipulation rules under the Exchange Act apply to the sales of shares in the market and to the activities of the selling stockholders and their affiliates. The rules under the Exchange Act include Regulation M, which limits the timing of purchases and sales of securities by the selling stockholders and their affiliates in a distribution. This may affect the marketability of the shares of common stock and the ability of any person or entity engaged in a distribution to engage in market-making activities in the shares.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this prospectus.

We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing and duplication expenses, administrative expenses, legal fees and accounting fees. If the shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for any discounts, commissions and concessions.

We have agreed to indemnify in certain circumstances certain of the selling stockholders against certain liabilities, including liabilities under the Securities Act. Certain of the selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act. The selling stockholders may also agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

There can be no assurance that the selling stockholders will sell, or be entitled to sell, any or all of the shares of common stock offered hereunder.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. The selling stockholders may also be contractually restricted from using one or more of the methods of distribution described above by the terms and conditions of any applicable registration rights agreement.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Frost Brown Todd LLC, Louisville, Kentucky. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Almost Family, Inc. appearing in Almost Family, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of PCI Holding Corp. included in Exhibit 99.1 of Almost Family, Inc.’s Current Report on Form 8-K/A dated October 16, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Smoak, Davis & Nixon LLP, an independent public accounting firm, has audited the combined financial statements of Apex Home Healthcare Services, LLC, Apex Health and Rehab Center, LLC, Apex House Call Doctors, LLC and Apex Healthcare Solutions, LLC, as part of their report dated May 30, 2008, which report appears in the report on Form 8-K/A of Almost Family, Inc., as filed on June 6, 2008 with the SEC, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements and schedule of Apex Home Healthcare Services, LLC and combined entities are incorporated by reference in reliance on Smock, Davis & Nixon LLP’s report, given on their authority as experts in accounting and auditing.

Rivero, Gordimer & Company, P.A., an independent public accounting firm, has audited the consolidated financial statements and schedules of Quality of Life Holdings, Inc., and its subsidiaries and affiliates, as part of their report dated July 13, 2007, which report appears in the report on Form 8-K/A of Almost Family, Inc., as filed on January 4, 2008 with the SEC, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements and schedules of Quality of Life Holdings, Inc. and its subsidiaries and affiliates, are incorporated by reference in reliance on Rivero, Gordimer & Company, P.A.’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission, or the Commission, in accordance with the Securities Exchange Act of 1934, or the Exchange Act. You may read and copy our reports, proxy statements and other information filed by us at the public reference room of the Commission located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Commission are available free of charge to the public over the Internet at the Commission’s website at http://www.sec.gov.

We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the Commission’s public reference room in Washington, D.C., as well as through the Commission’s website.

The Commission allows us to “incorporate by reference” certain information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this registration statement with the Commission and before the termination of the offering under this prospectus:

•	Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2007.

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30 and March 31, 2008.

•

Our Current Reports on Form 8-K dated August 11, 2008, August 1, 2008, as amended, July 15, 2008, June 18, 2008, May 9, 2008, April 11, 2008, March 24, 2008, as amended, and October 27, 2007, as amended.

•

The section entitled “Description of Securities to be Registered” contained in the Registration Statements on Form 8-A filed on February 19, 1999 and February 25, 1988, as amended, and all amendments or reports filed for the purpose of updating such description before the termination of the offering of Common Stock thereby.

You may request a copy of these filings, at no cost, by telephoning us at (502) 891-1000 or by writing us at the following address:

Almost Family, Inc.

9510 Ormsby Station Road, Suite 300

Louisville, Kentucky 40223